                                  EXHIBIT 10.6
          FORM OF SUBSCRIPTION AGREEMENT FOR PREFERRED STOCK INVESTORS
                       DURING FISCAL 1998 AND FISCAL 1999


















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                             SUBSCRIPTION AGREEMENT

                  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act"), AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         AGREEMENT, dated as of , by and between Avitar, Inc., a Delaware corporation (the "Company"), and the undersigned investor (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company is seeking to raise up to $3,000,000 from a targeted group of potential investors;

         WHEREAS, in order to effectuate such financing, the Company is offering (the "Offering") for sale shares of its Series B Redeemable Convertible Preferred Stock, par value $.01 (the "Preferred Stock"), in an aggregate amount up to $3,000,000 (the "Maximum Amount");

         WHEREAS, as hereinafter provided, a holder will be entitled to convert one share of the Preferred Stock in to ten shares of Common Stock, and

         WHEREAS, all authorized shares of Common Stock have been issued or otherwise committed to be issued, including without limitation to be issued upon the conversion of the Preferred Stock into Common Stock, and

         WHEREAS, subject to the approval of shareholders, the





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Company intends to increase the authorized shares of Common Stock from 25 million to 60 million as soon as practicable, and

         WHEREAS, the Company is making the Offering pursuant to Regulation D promulgated under the Securities Act of 1933, as amended; and

         WHEREAS, in order to comply with the requirements of Regulation D, the Company requires the Purchaser to make the representations, warranties and agreements contained herein to, and for the reliance of, the Company.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions set forth herein, the Company and the Purchaser hereby agree as follows:

          1. Subscription. The Purchaser, intending to be legally bound, hereby irrevocably agrees to purchase from the Company the number of shares of Preferred Stock (the "Shares") set forth on the signature page hereof, at a per share purchase price of the average closing price of ten shares of the Company's Common Stock for the five prior trading days (the "Offering Price"), together with warrant in the form attached hereto as Exhibit A with a right to purchase on the terms set forth therein shares of the Company's Common _______________________________ Stock at
               an exercise price of $________ per share. The Purchaser hereby acknowledges and _____________ agrees that the minimum subscription amount for Shares is $25,000 (subject to the right of the Company, in its sole discretion, to reduce such minimum subscription amount).

          2. Rights and Preferences. The following rights and preferences have been determined by the Company for the Preferred Stock:

               a. Voting Rights. On all matters submitted to a vote of the holders of the Company's Common Stock, the holders of the Preferred Stock shall be entitled to exercise one vote per share of Preferred Stock.

               b. Dividends. The holders of the Preferred Stock shall be entitled to receive, at the discretion of theCompany, an annual 8% cash dividend or 10% stock dividend computed on the amount invested under this Subscription Agreement. Any stock dividend shall be paid in shares of the Preferred Stock based on the average closing price of ten shares of the Company's Common Stock for the five days prior to the five days before the dividend is paid. Such dividend shall be payable within 90 days after the anniversary date of the investment made hereunder.


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



               c. Liquidation Preference. Upon any voluntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company, liquidating distributions of an amount per share equal to the Offering Price. Should these liquidation distributions not be paid in full, the holders of the Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. The Company may issue shares of other preferred stock which have liquidation, dividend, voting, and/or redemption rights which are senior or junior to, or pari passu with, the Preferred Stock.

               d. Conversion. A holder of the Preferred Stock shall be entitled, at any time prior to the close of business on any date fixed for the redemption of such shares, to cause any or all such shares to be converted into ten shares of the Company's Common Stock for each share of Preferred Stock ( the "Conversion Price"), subject to the anti-dilution provisions provided herein. The issuance by the Company of shares of Common Stock upon any conversion of shares of the Preferred Stock made at the option of the holder thereof, shall be effective as of the earlier of (i) the delivery to such holder or such holders' designee of certificates representing the shares of Common Stock issued upon Conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as provided hereby. On or after the effective date of any Conversion, the converted shares of the Preferred Stock shall no longer be deemed to be outstanding and all rights whatsoever with respect thereto shall terminate, and the person or persons entitled to receive the Common Stock issuable upon such Conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. All shares of the Preferred Stock upon Conversion shall be restored to the status of authorized but unissued shares of preferred stock without designation as to Class, and may be issued thereafter. The Conversion Price shall be



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                    subject to adjustment in the event of (i) any subdivision or combination of the Company's outstanding Common Stock, (ii) any payment by the Company of a stock dividend to the holders of the Company's Common Stock holders or holders of any other of stock convertible into Common Stock, or (iii) any future issue of stock or securities convertible into the Common Stock of the Company at a price less than the Offering Price.

               e. Redemption. In the event that after one year of date of issuance of Preferred Stock, that the average closing price of ten shares of Company's Common Stock shall equal or exceed 300% of the Offering Price for any twenty (20) consecutive trading days prior to the notice of redemption, the Company shall have the right, at any time, to redeem all or any portion of, the outstanding shares of the Preferred Stock, at the Offering Price. If less than all outstanding shares of the Preferred Stock shall be redeemed, the Company shall redeem a pro rata portion of the shares of each holder. Notice of any redemption shall be sent to the holders of the Preferred Stock at the address shown on the books of the Company or its transfer agent by first class mail, postage prepaid, mailed not less than thirty (30) days' prior to the redemption date.

          3. Payment. The Purchaser encloses herewith a check payable to the order of, or will immediately make a wire transfer payment to, "Avitar, Inc." in the full amount of the purchase price of the Shares being subscribed for. To request wire transfer instructions, please contact Jay Leatherman, Jr., Chief Financial Officer of the Company, at (203) 453-2126 or (781) 821-2440. Such
               funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if this Subscription Agreement is not accepted by the Company, or the Offering is terminated pursuant to its terms or by the Company.

          4. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares, in whole or in part and in any order, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole



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               or the Offering is terminated, all funds received from the
               Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted. The Company reserves the right to, in its sole discretion and without notice to the Purchaser or any other subscribers, increase or decrease the Maximum Amount.

          5. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to the Purchaser, and covenants and agrees with the Purchaser, as follows:

               a. The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware.

               b. This Agreement and the issuance of the Shares have been duly authorized by the Company.

               c. The Company is in compliance in all material respects with the Federal securities laws applicable to the issuance of the Shares to the Purchaser; provided, however, that in making such representation and warranty, the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties set forth in this Agreement.

               d. The Shares, when issued upon payment of the appropriate purchase price, will be validly issued, fully paid and non-assessable and free from preemptive rights.

               e. (i) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the Company files periodic reports pursuant to the Exchange Act and has filed all reports required to be filed thereunder and (iii) the Common Stock is quoted on the NASD OTC Bulletin Board.

          6. Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents and warrants to the Company, and covenants and agrees with the Company, as follows:

               a.   The Purchaser understands and acknowledges that



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



                    none of the Shares offered by the Company pursuant to the Offering are registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or
                    Section 4(6) thereof and the provisions of Regulation D promulgated thereunder, based, in substantial part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

               b. The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the "Advisors") have received, or had made available to it, copies of the following documents of the Company (the "Disclosure Documents"): the Annual Report on Form 10-KSB of the Company for its fiscal year ended September 30, 1998, the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended December 31, 1998 and all other documents reasonably requested by the Purchaser. The Purchaser has carefully reviewed the Disclosure Documents and understands the information contained therein.

               c. Neither the Securities and Exchange Commission ("Commission") nor any state securities commission has approved the Shares or the Offering, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of this Subscription Agreement. This Subscription Agreement has not been reviewed by any Federal, state or other regulatory authority.

               d. The Purchaser acknowledges that all documents, records, and books pertaining to an investment in the Shares have been made available for inspection by such Purchaser and the Advisors, if any.

               e. The Purchaser and the Advisors, if any, have had a reasonable opportunity to ask questions of and receive satisfactory answers from a person or persons acting on behalf of the Company concerning the Offering, the Shares and the Company and all such questions have been answered to the full satisfaction of the Purchasers and the Advisors, if any.



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





               f. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in this Subscription Agreement and/or as contained in the Disclosure Documents.

               g. The Purchaser is unaware of, is no way relying on, and did not become aware of the Offering of the Shares through or as a result of any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the Offering and is not subscribing for the Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

               h. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

               i. The Purchaser, together with the Advisors, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Offering to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

               j. The Purchaser is not relying on the Company or any of its officers, directors, employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only his own Advisors (if any).

               k. The Purchaser is acquiring the Shares solely for such Purchaser's own account for investment and not with a view to resale or distribution



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




                    thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and the Purchaser has no plans to enter into any such agreement or arrangement.

               l. The Purchaser must bear the substantial economic risks of an investment in the Shares indefinitely because the Shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Purchaser acknowledges that legends shall be placed on the shares of Common Stock, issued pursuant to the conversion of the Preferred Stock, to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the Company.

               m. The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time.

               n. The Purchaser is aware that an investment in the Shares involves a number of very significant risks and investment considerations.

               o. The Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" under Regulation D promulgated under the Securities Act and as set forth on the Accredited Investor Certification contained herein.

               p. The Purchaser: (i) if a natural person represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for his or her current financial needs and anticipated future needs and possible personal contingencies and emergencies and has no need for liquidity in the investment in the Shares; (ii) if a corporation, partnership, limited liability company or



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                    partnership, association, joint stock company, trust,
                    unincorporated organization or other entity represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation or breach of any law, regulation, agreement to which it is a party or is otherwise bound or of its charter or other organizational documents; such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares; the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action; this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and
                    (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company; and that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or document to which the Purchaser is a party or by which it is bound.

               q. Any information which the Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the Offering. The Purchaser will notify and supply corrective information to the Company immediately (and without a specific



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                    request therefor) upon the occurrence of any change therein occurring prior to the Company's issuance of the Shares.

               r. The Purchaser has significant prior investment experience, including investment in non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of his/its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

               s. No oral or written representations have been made, or oral or written information furnished, to the Purchaser in connection with the Offering which are in any way inconsistent with the information contained herein.

               t. The Purchaser acknowledges that, even if the Maximum Amount is raised from the sale of the Shares, the net proceeds thereof will provide the Company with the funds to meet only its most immediate needs and that additional funds will be required by the Company (with the consequent dilution of value and/or ownership) through additional equity and/or debt financing(s), and no assurance can be given as to the availability or adequacy of terms of any such financing(s). In the event that the Company does not obtain the requisite funds, it may be necessary for the Company to reduce, suspend or cease certain of its operations. The Purchaser acknowledges that the Company intends to use the net proceeds of the offering for its working capital requirements.

               u.   Blue Sky Information:

                          FOR RESIDENTS OF ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED

UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           FOR CONNECTICUT RESIDENTS:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE CONNECTICUT UNIFORM SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                             FOR FLORIDA RESIDENTS:

IF SALES OF THESE SECURITIES ARE CONSUMMATED WITH FIVE OR MORE OFFEREES IN THE STATE OF FLORIDA, ANY SUCH OFFEREE MAY, AT SUCH OFFEREE'S OPTION, VOID ANY PURCHASE HEREUNDER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER.

                             FOR VERMONT RESIDENTS:

EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES DIRECTLY FROM THE ISSUER OR AN AFFILIATE OF THE ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN THREE BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

          7. Indemnification. The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, control persons and affiliates against all losses, liabilities, claims, damages, and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or any other document delivered in connection with this Subscription Agreement.

          8 Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death, disability or bankruptcy, as the case may be, of the Purchaser and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

          9. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

          10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to Company, at 65 Dan Road, Canton, Massachusetts 02021, Attn.: Peter P. Phildius, Chairman of the Board, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          11. Assignability. This Subscription Agreement and he rights, interests and obligations hereunder are not transferable, assignable or delegable by the Purchaser and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws and this Subscription Agreement.

          12. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles. The Purchaser hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Subscription Agreement or any agreement contemplated hereby, and the Purchaser hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Purchaser further waives any objection to venues in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company shall be brought only in New York State or United States Federal courts sitting in New York County. THE PURCHASER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

          13. Blue Sky Qualification. The purchase of the Shares under this Subscription Agreement is expressly conditioned upon the exemption from registration and/or qualification of the offer and sale of the Shares from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain the Offering, and may rescind any sale contracted, in the jurisdiction.

          14. Piggyback Registration. If, at any time commencing after the date hereof until such time as the Purchaser has sold or otherwise disposed of the Shares, the holders of shares of the Preferred Stock shall be entitled to "piggyback" registration rights with respect to such shares on each occasion that the Company shall propose to file a registration statement on Form S-3 ( the "Registration Statement") under the Securities Act of 1933, as amended, covering any shares of Common Stock. The Company shall, at least thirty (30) days before filing any such Registration Statement, notify the holders of the Preferred Stock in writing of such filing. For a period of ten (10) days from the receipt of such notice, each holder of the Preferred Stock shall be entitled to provide written notice to the Company of such holder's election to include in the Registration Statement up to the number of shares of Common Stock covered by his/her Preferred Stock; provided, however, that simultaneously with such notice such holder shall agree to convert his/her Preferred Stock into Common Stock upon effectiveness of the Registration Statement. The Company shall have the right at any time thereafter to elect not to file any such Registration Statement or to withdraw the same after filing but prior to the effective date thereof. The Company shall pay all expenses relating to the Registration Statement except sales commissions attributable to these securities and except expenses incurred by the Purchaser such as counsel for the Purchaser. Such sale commissions and other expenses incurred by the Purchaser will be borne by the Purchaser.

          15. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

          16.  Miscellaneous.

               a. This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

               b. The Purchaser's representations and warranties made in this Agreement shall survive the execution and delivery hereof and the sale and delivery of the Shares.

               c. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, advisors, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

               d. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

               e. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

                        Accredited Investor Certification
                         (Check the appropriate line(s)

         ____(i) I am a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a Federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"),(2) any deduction for depletion under Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

         ____(ii) I am a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Shares be in excess of $1,000,000;

         ____(iii) The Purchaser is an investor satisfying the requirements of
Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

         ____(iv) The Purchaser is a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Shares;

         ____(v) I am a director or executive officer of the Company; or

         ____(vi) The Purchaser is an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

                          FOR MASSACHUSETTS RESIDENTS:

         MY INVESTMENT IN THE SHARES DOES NOT EXCEED 25% OF MY AND MY SPOUSE'S JOINT NET WORTH (EXCLUDING OUR PRINCIPAL RESIDENCE AND FURNISHINGS).

IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement this ____ day of ____________, 1999.

          Preferred Stock*
          ______________     x    __________________     $__________________
          (Shares being            (Share Price)            Subscription
          purchased)                                        (Minimum of
                                                            $25,000)

*Convertible into____________ shares of Common Stock

If the purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

_______________________________
Print Name(s)                                 Social Security Number

_______________________________               _______________________________
Signature(s) of Purchaser(s)

_______________________________
Date

If the purchaser is a PARTNERSHIP, CORPORATION, or TRUST:

_______________________________               _______________________________
Name of Partnership,                          Federal Taxpayer
Corporation or Trust                          Indemnification Number

_______________________________
Date


By:____________________________               _______________________________
Name                                          State of Organization


Title:_________________________

Address:_______________________
        _______________________

SUBSCRIPTION ACCEPTED AND AGREED TO this______ day of _____, 1999.


AVITAR, INC.


By:__________________________________


Title:_______________________________

                              (EXHIBIT A ATTACHED)

                                                                       EXHIBIT A

                    Void after 5:00 p.m. New York City Time,
                               on _________, 2000

               Warrant to Purchase an Aggregate of _______ Shares
                                 of Common Stock





                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                  AVITAR, INC.

                             a Delaware Corporation




                    THIS WARRANT AND THE SHARES OF COMMON STOCK
                    UNDERLYING THIS WARRANT (collectively, the
                    "Securities") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "Act") OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NOR HAVE ANY OF THE FOREGOING AUTHORITIES

                    PASSED UPON OR ENDORSED THE MERITS OF THIS
                    OFFERING OR THE ACCURACY OR ADEQUACY OF THE
                    DISCLOSURE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         This is to certify that, FOR VALUE RECEIVED, or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from AVITAR, INC. a Delaware Corporation (the "Company"), _____________________________________ fully paid, validly issued and non-assessable shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at any time or from time to time from the date hereof, through and including _____________, 2000, (the "Termination Date") but not later than 5:00 p.m. New York City, New York Time on the Termination Date (the "Exercise Period") at an initial exercise price equal to $______ per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

               (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time during the Exercise Period. This Warrant, subject to the provisions hereof, may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such exercise. The Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

               (b) Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

               (c) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. All fractional shares shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

               (d) Exchange, Transfer, Assignment or Loss of Warrant. Subject to the legend first appearing above, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the legend first appearing above, upon surrender of this Warrant to the Company at is principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrant into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

               (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

               (f) Anti-Dilution Provisions. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                      (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, or (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock or into a smaller number of shares, the Exercise Price immediately prior to such adjustment shall be adjusted by multiplying it by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                      (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by Exercise Price, as adjusted.

                      (3) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed shall be conclusive evidence of the correctness of such adjustment.

               (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner computing such adjustment.

               (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon the Common Stock or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (3) if the capital reorganization of the Company, reclassification or merger of the Company with or into another corporation, sale of all or substantially all of the property and assets of the Company or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

               (i) Piggyback Registration. If, at any time commencing after the date hereof until such time as the Holder has sold or otherwise disposed all of the Warrant Shares, the Company proposes to register any of its equity securities under the Act (other than in connection with a merger or consolidation or pursuant to a Registration Statement on Form S-3 or S-4 or comparable registration statement) it will give written notice, at least thirty
(30)days prior to the filing of such registration statement, to the Holder and to all other holders of Warrants and Warrant Shares (collectively, "Warrant Securities") of its intention to do so. If the Holder and/or other holders of Warrant Securities notify the Company within twenty (20) days after receipt of such notice of its or their desire to include any Warrants (including the shares of Common Stock underlying any such Warrants) and/or Warrant Shares (whether issued or issuable) in such proposed registration statement, the Company shall, subject to the provisions set forth below, afford the Holder and such holders of Warrant Securities the opportunity to have any such securities registered under such registration statement. If such registration is an underwritten registration, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting such underwriters' ability to effect an orderly distribution of such securities, the Company will include in such registration first, the securities proposed to be sold thereunder and, second, the Warrant Securities and such other securities of the Company having registration rights requested to be included in such registration registered on a pro-rata basis. The Company shall have the right at any time thereafter it shall give written notice to elect not to file any such proposed registration statement or to withdraw the same after filing but prior to the effective date thereof. The Company shall pay all such expenses relating to registration except sales commissions attributable to Warrant Securities requested to be offered by the holders thereof and except expenses incurred by the holders such as counsel for the holders. Such sales commissions and other such expenses will be borne by the holders requesting inclusion in such registration.

               (j) Indemnification. In the event Warrant Securities are included in a registration statement by the Company, the

Company will indemnify and hold harmless each holder of registered Warrant Securities against all claims and losses arising out of securities law violations by the Company and each holder of registered Warrant Securities will indemnify and hold harmless the Company against all claims and losses arising out of the information supplied to the Company by such holder for use in connection with such registration.

               (k) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant or in case of any sale to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger or sale. Any such transaction shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (k) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers or sales. In the event that in connection with any such capital reorganization, a share of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

               (l) Redemption.

                      (1) Commencing one year after the date hereof (the "Initial Warrant Redemption Date") the Company may, on 30 days prior written notice redeem all the Warrants at $0.01 provided, however, that before any such call for redemption of Warrants can take place, the (A) high closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (B) the closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange or if the Common Stock is a National Market Security on NASDAQ, shall have for five
(5) consecutive trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date on which the notice contemplated by (2)and (3) below is given, equaled or exceeded $0.75 per share (subject to adjustment in the event of any stock splits or other similar events as provided in Section
(f) hereof).

                      (2) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the registered Holders of the Warrants by mailing to such registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered Holder receives such notice.

                      (3) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or (b) w of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                      (4) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the registered Holders shall be mailed to such persons at their addresses of record.

               (m) Addresses for Notices.Any notices to be given to the Company or to the Holder pursuant hereto shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                      (1) If to the Company, until another address is supplied by the Company to the Holder, in accordance with the provisions of this Section
(m):

                           Avitar, Inc.
                           65 Dan Road
                           Canton, Massachusetts  02021
                           Attn.:  Secretary

                      (2) If to the Holder, until another address is supplied by the Holder to the Company, in accordance with the provisions of this Section
(k), at the address specified on the transfer books of the Company.

               (n) Governing Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York, without reference to any choice of law provisions thereof.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the undersigned, each being duly authorized, as of the date below.

                                              AVITAR, INC.,
                                              a Delaware Corporation


                                              By:____________________
                                              Chief Executive Officer


Dated:_______________________________, 1999


Attest:

By:_______________________________
            Secretary




                                  PURCHASE FORM

                            Dated:______________, 199

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ Shares of Common Stock and hereby makes payment of $________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


         Name:______________________________________________________________
                  (Please typewrite or print in block letters)

         Address:___________________________________________________________


         Signature:_________________________________________________________







                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto

Name: _________________________________________________


                  (Please typewrite or print in block letters)

Social Security or Taxpayer I.D. No.:  _________________


Address: _______________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does irrevocably constitute and appoint ___________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:___________________________________________, 199

Signature: _______________________________________